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                                                                  EXHIBIT 14.a)


                      CONSENT OF INDEPENDENT ACCOUNTANTS

   We hereby consent to the use in this Registration Statement on Form N-6 (Registration Statement No. 333-104162) of our reports dated April 8, 2003 relating to the financial statements of the Subaccounts of MONY America Variable Account L -- Strategist, MONYEquity Master, MONY Custom Equity Master, MONY Custom Estate Master, Corporate Sponsored Variable Universal Life, MONY Variable Universal Life and MONY Survivorship Variable Universal Life, our report dated April 8, 2003 relating to the combined financial statements of MONY America Variable Account L, and our report dated February 6, 2003 relating to the financial statements of MONY Life Insurance Company of America, each of which appears in such Registration Statement. We also consent to the references to us under the headings "Experts" and "Financial Statements" in such Registration Statement.

PricewaterhouseCoopers LLP

New York, New York

May 27, 2003


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